UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2010
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The Merger Agreement
     On November 16, 2010, Allegheny Technologies Incorporated, a Delaware corporation (“ATI”), LPAD Co., a Wisconsin corporation and a wholly owned subsidiary of ATI (“LPAD”), PADL LLC, a Wisconsin limited liability company and a wholly owned subsidiary of ATI (“PADL”), and Ladish Co., Inc., a Wisconsin corporation (“Ladish”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.
     Under the terms of the Merger Agreement, which has been approved by the respective boards of directors of ATI and Ladish, LPAD will merge with and into Ladish (the “Merger”), with Ladish surviving the Merger as a wholly owned subsidiary of ATI. Immediately after the completion of the Merger, Ladish will merge with and into PADL, with PADL surviving as a wholly owned subsidiary of ATI and being renamed “Ladish Co.”
     Under the Merger Agreement, Ladish shareholders will receive cash and shares of ATI common stock in connection with the Merger. At the effective time and as a result of the Merger, each outstanding share of Ladish common stock will be converted into the right to receive from ATI a cash payment equal to $24.00, without interest, and 0.4556 of a share of ATI common stock (together, the “Merger Consideration”).
     Consummation of the Merger is subject to customary conditions, including, among others, (i) the adoption of the Merger Agreement by the shareholders of Ladish; (ii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period; (iii) the absence of any law or order prohibiting the Merger; (iv) the effectiveness of the registration statement relating to the issuance by ATI of shares of its common stock as part of the Merger Consideration and the listing of such shares on the New York Stock Exchange; and (v) subject to certain exceptions, the accuracy of representations and warranties and material compliance with covenants.
     Ladish and ATI have made customary representations, warranties and covenants in the Merger Agreement, including, among others, a covenant, subject to certain limitations, to use their reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals. In addition, Ladish has covenanted (i) to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the effective time of the Merger; (ii) not to engage in certain kinds of transactions or take certain actions during such interim period; (iii) subject to certain exceptions, to cause a meeting of its shareholders to be held to consider the adoption of the Merger Agreement; (iv) subject to certain exceptions, for its board of directors to recommend adoption by its shareholders of the Merger Agreement; (v) not to solicit proposals relating to alternative business combination transactions; and (vi) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

     The Merger Agreement contains certain termination rights for both ATI and Ladish and further provides that, upon termination of the Merger Agreement under specified circumstances, Ladish may be required to pay ATI a termination fee of $31.0 million.
     The Merger Agreement has been summarized and attached to provide information regarding its terms. It is not intended to provide any other factual information about ATI or Ladish. The representations, warranties and covenants contained in the Merger Agreement (i) were made solely for purposes of such agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Merger Agreement; (iii) may be subject to qualifications and limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of ATI or Ladish. The respective security holders of ATI and Ladish are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ATI, Ladish or their respective subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ATI’s or Ladish’s public disclosures.
Additional Information about the Merger and Where to Find It
     In connection with the Merger, ATI and Ladish will file relevant materials with the Securities and Exchange Commission (the “SEC”), including one or more registration statements that are expected to contain a prospectus of ATI and a proxy statement of Ladish. A definitive proxy statement/prospectus will be mailed to shareholders of Ladish. Investors and security holders of ATI and Ladish are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about ATI, Ladish and the Merger. In particular, shareholders of Ladish are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.
     Investors and security holders of ATI and Ladish may obtain these documents (and any other documents filed by ATI or Ladish with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by ATI may be obtained free of charge by directing a request to: Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, Attention: Corporate Secretary or from ATI’s website at www.atimetals.com. The documents filed with the SEC by Ladish may be obtained free of charge by directing a request to: Ladish Co., Inc., 5481 South Packard Avenue, Cudahy, Wisconsin, 53110, Attention: Corporate Secretary, or from Ladish’s website at www.ladishco.com.
     ATI, Ladish, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Ladish in connection with the Merger. Information about the directors and executive officers of ATI is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the

SEC on April 2, 2010. Information about the directors and executive officers of Ladish is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 15, 2010.
     Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
     On November 17, 2010, ATI issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 16, 2010, by and among Allegheny Technologies Incorporated, LPAD Co., PADL LLC and Ladish Co, Inc.

Exhibit 99.1	Press Release dated November 17, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer and Corporate Secretary

Dated: November 17, 2010